INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement
No. 811-09373 of Oppenheimer Senior Floating Rate Fund on Form N-2 of our report dated August 26, 1999, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
May 26, 2000